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                                                                  Exhibit 10.2


                       EIGHTH AMENDMENT TO OFFICE LEASE
                       --------------------------------

     This Eighth Amendment to Office Lease is entered into between Matco Enterprises, Inc., a Washington corporation, hereinafter referred to as "Landlord", and QAD Inc., a California corporation, hereinafter referred to as "Tenant".

     This Eighth Amendment To Office Lease is made in reference to the following facts:

     A. Landlord and Tenant entered into an Office Lease dated November 30, 1992, for Suited I, K and L located at 5464 Carpinteria Avenue, Carpinteria, California, hereinafter "Office Lease".

     B. Landlord and Tenant entered into a First Amendment To Office Lease dated September 9, 1993, whereby Landlord leased Suites C and H to Tenant on the terms and conditions of the First Amendment To Office Lease.

     C. Landlord and Tenant entered into a Second Amendment To Office Lease dated January 14, 1994, whereby Landlord leased Suite J to Tenant on the terms and conditions of the Second Amendment To Office Lease.

     D. Landlord and Tenant entered into Third Amendment To Office Lease dated January 14, 1994, whereby Landlord leased Room B in the basement and temporarily leased Room C in the basement on the terms and conditions of the Third Amendment To Office Lease.

     E. Landlord and Tenant entered into a Fourth Amendment To Office Lease dated February 15, 1994, whereby Landlord and Tenant agreed the Office lease would terminate as to Suite H only.

     F. Landlord and Tenant entered into a Fifth Amendment To Office Lease dated September 12, 1994, whereby Landlord leased Suite G and E to Tenant on the terms and conditions of the Fifth Amendment To Office Lease.

     G. Landlord and Tenant entered into a Sixth Amendment To Office Lease dated October 30, 1996, whereby Landlord leased Suites A, B, D, F, H and Basement Room A to Tenant on the terms and conditions of the Sixth Amendment To Office Lease.

     H. Landlord and Tenant entered into a Seventh Amendment To Office Lease dated February, 1998, memorializing the terms and conditions of Tenant's exercise of its first one year option to renew the lease for one additional year for Suites I, K, L, C, J and Basement B.

     I. The Tenant desires to exercise its second option to renew the lease for Suites I, K, L, C, J and Basement Room B pursuant to the terms and conditions of the Office Lease as amended.

     IT IS AGREED:

     1.   RENEWAL OF LEASE.
          -----------------
     Tenant hereby exercises the second option to renew the lease as to Suites I, K, L, C, J and Basement Room B from March 9, 1999 to March 8, 2000. Tenant and Landlord agree that Tenant,
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shall now exercise the third option to renew the lease as to Suites I, K, L, C,
J and Basement Room B from March 9, 2000 to March 8, 2001. This renews the term of the lease as to Suite I, K, L, C, J and Basement Room B for the period March 9, 1999 through and including March 8, 2001.

     2.   RENT FOR SUITES I, K, L, C AND J.
          ---------------------------------
     Tenant shall pay to Landlord as minimum monthly rent without deduction, setoff, prior notice, or demand, the sum of $37,425.95 ($1.45/per square foot for 25,811 square feet of net rentable square footage of Suites I, K, L, C and
J) in advance on the first day of each month commencing April 1, 1999 and continuing during the term of the renewal of the Lease provided for above. Minimum monthly rent for any partial month, including the first month and last month of the renewal period shall be prorated at the rate 1/30/th/ of the minimum monthly rent per day. The rent for the first eight days of the month of March, 1999 shall be prorated at the daily rate of 1/30/th/ of the monthly rent charged for February, 1999.

     3.   RENT FOR BASEMENT ROOM B.
          -------------------------
     Tenant shall pay to Landlord as minimum monthly rent without deduction, setoff, prior notice, or demand, the sum of $971.20 ($0.80/per square foot for 1,214 square feet of net rentable square footage of Basement Room B) in advance on the first day of each month commencing April 1, 1999 and continuing during the term of the renewal of the Lease provided for above. Minimum monthly rent for any partial month, including the first month and last month of the renewal period shall be prorated at the rate of 1/30/th/ of the minimum monthly rent per day. The rent for the first eight days of the month of March, 1999 shall be prorated at the daily rate of 1/30/th/ of the monthly rent charged for February, 1999.

     4.   ADDITIONAL TERMS.
          -----------------
     Except where inconsistent with this Eighth Amendment To Office Lease, the terms and conditions of the Office Lease, as amended in the First, Second, Third, Fourth, Fifth, Sixth and Seventh Amendments To Office Lease, shall apply equally to this renewal option period for Suites I, K, L, C, J and Basement Room B as to the remainder of the building, including the cost of living adjustment of January 1/st/ of each year pursuant to the terms of Paragraph 5(b) of the Office Lease.

          IN WITNESS WHEREOF, the parties have executed this Eighth Amendment To Office Lease on February ___, 1999.

LANDLORD:                     MATCO ENTERPRISES, INC., a
                              Washington corporation

                              By ___________________________
                                 MERIKO TAMAKI, President

TENANT:                       QAD Inc.

                              By ___________________________
                                 KARL LOPKER, CEO

                              By ___________________________
                                 PAM LOPKER, _______________